Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re
Case No. 18-14010 (JLG)
SYNERGY PHARMACEUTICALS INC., et al.,
Jointly Administered
Debtors.(1)
Related Docket Nos. 17, 181, 183, 431

ORDER (A) APPROVING THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO ENTER INTO AND PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) APPROVING ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS, AND (D) GRANTING RELATED RELIEF

Upon the portion of the motion (the “Motion”),(2) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for entry of an order (this “Sale Order”) (a) authorizing and approving the entry into and performance under the terms and conditions of that certain Amended and Restated Asset Purchase Agreement, substantially in the form attached hereto as Exhibit 1 (and as may be amended, supplemented or restated, the “Purchase Agreement”), by and among the Debtors and Bausch Health Companies Inc., a corporation organized under the laws of British Columbia, Canada (“BH”), and its wholly-owned subsidiary Bausch Health Ireland Limited, a private limited company organized under the laws of Ireland

(1)         The Debtors in these chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 420 Lexington Avenue, Suite 2012, New York, New York 10170.

(2)         Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Motion, the Bidding Procedures Order, or the Reply (each as defined herein), as applicable.

(the “Purchaser”), and all other Ancillary Agreements (as defined in the Purchase Agreement) (together with the Purchase Agreement, the “Transaction Documents”), (b) authorizing and approving the sale (collectively, and including all actions taken or required to be taken in connection with the implementation and consummation of the Purchase Agreement, the “Sale”) of those assets set forth in Section 1.1 of the Purchase Agreement (the “Acquired Assets”) free and clear of all liens, claims, encumbrances, and other interests, except to the extent set forth in the Purchase Agreement, and the assumption of certain assumed liabilities set forth in Section 1.3 of the Purchase Agreement (the “Assumed Liabilities”) pursuant to the Purchase Agreement upon the closing of the Sale (the “Closing”), (c) authorizing the assumption and assignment of executory contracts and unexpired leases set forth on Exhibit 2 attached hereto, as the same may be subsequently modified pursuant to the terms of the Purchase Agreement (each, an “Assigned Contract,” and, collectively, the “Assigned Contracts”), upon the Closing, subject to the payment by the Purchaser of any payments to cure any defaults arising under any Assigned Contract (the “Cure Payments”), and (d) granting related relief, all as more fully set forth in the Motion; and this Court having entered the Order (A) Approving the Bidding Procedures in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Approving Procedures for the Assignment and Assumption of Executory Contracts, and (C) Granting Related Relief [Docket No. 181] (the “Bidding Procedures Order”);(3) and the Debtors having determined that the Purchaser has submitted the highest or otherwise best bid for the Acquired Assets and determined that the Purchaser is the Successful Bidder (as defined in the Bidding Procedures), in accordance with the Bidding Procedures; and the Court having conducted a hearing on the

(3)         All references herein to the Bidding Procedures Order shall also be deemed to be references to the bidding procedures approved thereby, as subsequently modified from time to time (the “Bidding Procedures”).

Motion (the “Sale Hearing”), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered the Motion, the Purchase Agreement, and any and all objections to the Sale, the Debtors’ reply in support of entry of this Order (the “Reply”), the Purchase Agreement, and the other Transaction Documents filed in accordance with the Bidding Procedures Order; and the Court having heard statements of counsel and the evidence presented in support of the relief requested in the Motion at the Sale Hearing and in the Declarations of Troy Hamilton, Josh Thornton, Heath Gray, and Gary Gemignani; and it appearing that due notice of the Motion, the Sale Hearing, the Purchase Agreement, and the Sale has been provided; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, their stakeholders, and all other parties in interest; and it appearing that the Court has jurisdiction over this matter; and it appearing that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein; and after due deliberation, it is hereby:

FOUND, CONCLUDED, AND DETERMINED THAT:

Jurisdiction, Venue, and Final Order

A.            This Court has jurisdiction to hear and determine the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper in this District and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.            This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), and to any extent necessary under Bankruptcy Rule 9014 and Federal Rule of Civil Procedure 54(b), as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and expressly directs entry of judgment as set forth herein.

C.            The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Notice of the Motion, Auction, Sale Hearing,
Purchase Agreement and Sale and the Cure Payments

D.            As evidenced by the affidavits of service and publication previously filed with this Court, proper, timely, adequate, and sufficient notice of the Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 9007, and 9014. The Debtors have complied with all obligations to provide notice of the Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale as required by the Bidding Procedures Order. The foregoing notice was good, sufficient, and appropriate under the circumstances, and no other or further notice of the Motion, the Auction, the Sale Hearing, the Purchase Agreement, or the Sale is required. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Motion) in the New York Times on January 10, 2019, was sufficient and reasonably calculated under the circumstances to reach such entities.

E.            A reasonable opportunity to object or to be heard regarding the relief requested in the Motion was afforded to all interested persons and entities.

F.             In accordance with the Bidding Procedures Order, the Debtors have served a notice of their intent to assume and assign the Assigned Contracts and of the Cure Payments upon each counterparty to an Assigned Contract. The service and provision of such notice was good, sufficient, and appropriate under the circumstances and no further notice need be given in respect of assumption and assignment of the Assigned Contracts or establishing a Cure Payment for the respective Assigned Contracts. Counterparties to the Assigned Contracts have had an adequate opportunity to object to assumption and assignment of the applicable Assigned Contracts and the Cure Payments set forth in the notice (including objections related to the adequate assurance of future performance and objections based on whether applicable law excuses the counterparty from accepting performance by, or rendering performance to, the Purchaser (or its designee) for purposes of section 365(c)(1) of the Bankruptcy Code). All objections, responses, or requests for adequate assurance, if any, have been resolved, overruled, or denied, as applicable.

Highest and Best Offer

G.            As demonstrated by the Hamilton Declaration and the Thornton Declaration, the evidence proffered or adduced at the Sale Hearing, and the representations of counsel made on the record at the Sale Hearing, the Debtors conducted a sale process in accordance with, and have, along with the Purchaser, complied in all respects with, the Bidding Procedures Order and afforded a full, fair, and reasonable opportunity for any interested party to make a higher or otherwise better offer to purchase the Acquired Assets and assume the Assumed Liabilities.

H.            (i) The Debtors and their advisors engaged in a robust and extensive marketing and sale process, both prior to the commencement of these Chapter 11 cases and through the postpetition sale process in accordance with the Bidding Procedures Order and the sound exercise of the Debtors’ business judgment; (ii) the Debtors conducted a fair and open sale process; (iii) the sale process, the Bidding Procedures, and the Auction were non-collusive, duly noticed, and provided a full, fair, reasonable, and adequate opportunity for any entity that either expressed an interest in acquiring the Acquired Assets, or who the Debtors believed may have had an interest in acquiring the Acquired Assets, to make an offer to purchase the Debtors’ assets, including, without limitation the Acquired Assets; (iv) the Debtors and the Purchaser have negotiated and undertaken their roles leading to the entry into the Purchase Agreement in a diligent, non-collusive, fair, reasonable, and good-faith manner; and (v) the sale process conducted by the Debtors pursuant to the Bidding Procedures Order and the Bidding Procedures resulted in the highest or otherwise best value for the Acquired Assets for the Debtors and their estates, was in the best interest of the Debtors, their creditors, and all parties in interest, and any other transaction would not have yielded as favorable a result. There is no legal or equitable reason to delay consummation of the Purchase Agreement and the transactions contemplated therein.

I.             Approval of the Motion and the Purchase Agreement, and the consummation of the Sale contemplated thereby, is in the best interests of the Debtors, their respective creditors, estates, and other parties in interest. The Debtors have demonstrated good, sufficient, and sound business reasons and justifications for entering into the Sale and the performance of their obligations under the Purchase Agreement.

J.             The consummation of the Sale outside a plan of reorganization pursuant to the Purchase Agreement neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a plan of reorganization or liquidation for the Debtors. The Sale does not constitute a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford.

K.            Entry of an order approving the Purchase Agreement and all the provisions thereof is a necessary condition precedent to Purchaser’s consummation of the Sale, as set forth in the Purchase Agreement.

Personally Identifiable Information

L.            The Debtors’ privacy policy does not prohibit the transfer of personally identifiable information, and therefore, the appointment of a consumer privacy ombudsman is not required.

Good Faith of Purchaser

M.           The consideration to be paid by the Purchaser under the Purchase Agreement was negotiated at arm’s length, in good faith and without collusion pursuant to section 363(m) of the Bankruptcy Code and constitutes reasonably equivalent value and fair and adequate consideration for the Acquired Assets. Specifically: (i) the Purchaser recognized that the Debtors were free to deal with any other party interested in purchasing the Acquired Assets; (ii) the Purchaser complied in all respects with the provisions in the Bidding Procedures Order in negotiating and entering into the Purchase Agreement and the other Transaction Documents, and the Purchase Agreement, the other Transaction Documents, and the transactions described therein comply with the Bidding Procedures Order; (iii) the Purchaser agreed to subject any bid to the competitive bid procedures set forth in the Bidding Procedures Order; (iv) all payments made by the Purchaser in connection with the Sale have been disclosed in the Purchase Agreement; (v) no common identity of directors, officers or controlling stockholders exists among the Purchaser and the Debtors; (vi) the negotiation and execution of the Purchase Agreement and the other Transaction Documents were at arm’s length and in good faith, and at all times each of the Purchaser and the Debtors were represented by competent counsel of their choosing; (vii) the Purchaser did not in any way induce or cause the chapter 11 filing of the Debtors; and (viii) the Purchaser has not acted in a collusive manner with any person. The Purchaser will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Purchase Agreement and the other

Transaction Documents. The terms and conditions set forth in the Purchase Agreement are fair and reasonable under the circumstances and were not entered into for the purpose of, nor do they have the effect of, hindering, delaying, or defrauding the Debtors or their creditors under any applicable laws.

N.            The Debtors, BH, the Purchaser, and each of their respective management, boards of directors, members, officers, directors, employees, agents, and representatives, have acted in good faith. The Purchase Agreement and the other Transaction Documents, and each of the transactions contemplated therein, were negotiated, proposed, and entered into by the Debtors, BH and the Purchaser in good faith, without collusion or fraud, and from arm’s-length bargaining positions. The Purchaser is a “good faith purchaser” within the meaning of section 363(m) of the Bankruptcy Code, and, as such, is entitled to all the protections afforded thereby.

No Fraudulent Transfer

O.            The consideration provided by the Purchaser pursuant to the Purchase Agreement for its purchase of the Acquired Assets and the assumption of the Assumed Liabilities constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, and under the laws of the United States, any state, territory, possession, or the District of Columbia.

P.             Neither the Purchaser nor its past, present, and future subsidiaries, parents, divisions, affiliates, agents, representatives, insurers, attorneys, successors and assigns, nor any of its nor their respective directors, managers, officers, employees, shareholders, members, agents, representatives, attorneys, contractors, subcontractors, independent contractors, owners, insurance companies, or partners (collectively, the “Purchaser Parties”) is a continuation of the Debtors or their respective estates and no Purchaser Party is holding itself out to the public as a continuation of the Debtors or their respective estates and the Sale does not amount to a consolidation, merger, or de facto merger of the Purchaser (or any other Purchaser Party) and the Debtors.

Validity of Transfer

Q.            Each Debtor’s board of directors has authorized the execution and delivery of the Purchase Agreement and the Sale of the Acquired Assets to the Purchaser (or its designee). The Debtors and their affiliates (i) have full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby, as applicable, (ii) have all of the power and authority necessary to consummate the Sale, and (iii) have taken all action necessary to authorize and approve the Purchase Agreement and to consummate the Sale, and no further consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate the transactions contemplated by the Purchase Agreement, except as otherwise set forth in the Purchase Agreement. The Acquired Assets constitute property of the Debtors’ estates within the meaning of section 541(a) of the Bankruptcy Code and title thereto is presently vested in the Debtors’ estates.

Section 363(f) Is Satisfied

R.            The Sale of the Acquired Assets to the Purchaser (or its designee) and the assumption and assignment to the Purchaser (or its designee) of the Assigned Contracts under the terms of the Purchase Agreement meets the applicable provisions of section 363(f) of the Bankruptcy Code such that the Sale of the Acquired Assets will be free and clear of any and all liens, claims, interests, and encumbrances, and will not subject any Purchaser Party to any liability for any liens, claims, interests, and encumbrances whatsoever (including, without limitation, under any theory of equitable law, antitrust, or successor or transferee liability), except as expressly provided in the Purchase Agreement with respect to the Assumed Liabilities (as defined in the Purchase Agreement). All holders of liens, claims, interests, and encumbrances who did not object, or withdrew their objections, to the Sale are deemed to have consented to the Sale pursuant to section 363(f)(2) of the Bankruptcy Code, and all holders of liens, claims, interests, and encumbrances are adequately protected—thus satisfying section 363(e) of the Bankruptcy Code—by having their liens, claims, interests, and encumbrances, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they assert liens, claims, interests, and encumbrances, or other specifically dedicated funds, in the same order of priority and with the same validity, force, and effect that such holder had prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable. Those holders of claims who did object and that have an interest in the Acquired Assets fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

S.             The transfer of the Acquired Assets to the Purchaser (or its designee) under the Purchase Agreement will be a legal, valid, and effective transfer of all of the legal, equitable, and beneficial right, title, and interest in and to the Acquired Assets free and clear of all liens, claims, interests, and encumbrances, except as expressly provided in the Purchase Agreement with respect to the Assumed Liabilities. The Debtors may sell their interests in the Acquired Assets free and clear of all liens, claims, interests, and encumbrances because, in each case, one or more of the standards set forth in section 363(f) has been satisfied. The Purchaser would not have entered into the Transaction Documents and would not consummate the transactions contemplated thereby, including, without limitation, the Sale and the assumption and assignment of the Assigned Contracts (i) if the transfer of the Acquired Assets were not free and clear of all interest of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise or (ii) if the Purchaser or any of its affiliates or designees would, or in the future could, be liable for any interests, including, without limitation, rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise, in each case subject only to the Assumed Liabilities. Not transferring the Acquired Assets free and clear of all interests of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise (subject only to the Assumed Liabilities), would adversely impact the Debtors’ efforts to maximize the value of their estates.

Assumption and Assignment of the Assigned Contracts

T.                                     The assumption and assignment of the Assigned Contracts pursuant to the terms of this Sale Order are integral to the Purchase Agreement, are in the best interests of the Debtors and their respective estates, creditors, and other parties in interest, and represent the reasonable exercise of sound and prudent business judgment by the Debtors.

U.                                    The Debtors have met all requirements of section 365(b) of the Bankruptcy Code for each of the Assigned Contracts. The Purchaser (or its designee) and/or the Debtor has (i) cured and/or provided adequate assurance of cure of any default existing prior to the Closing under all of the Assigned Contracts, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code, (ii) provided compensation or adequate assurance of compensation to any counterparty for actual pecuniary loss to such party resulting from a default prior to the Closing under any of the Assigned Contracts, and (iii) provided adequate assurance of future performance, all within the meaning of sections 365(b)(1)(B) and (C) of the Bankruptcy Code. The Purchaser has provided adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) and in accordance with the Bidding Procedures to the extent that any such assurance is required and not waived by the counterparties to such Assigned Contracts.

V.                                    At any time prior to the rejection of an executory contract or unexpired lease, the Debtors shall have the right, in accordance with the Bidding Procedures Order, to serve a Supplemental Assumption Notice upon any non-Debtor counterparty thereto indicating the Debtors’ intent to assume and assign such executory contract or unexpired lease. The objection deadline for all Assigned Contracts, other than those subject to a Supplemental Assumption Notice, lapsed on February 6, 2019. Objections, if any, to the proposed assumption and assignment or the Cure Payment proposed in any Supplemental Assumption Notice with respect thereto, must (i) be in writing, (ii) comply with the applicable provisions of the Bankruptcy Rules, the Local Rules, and the Case Management Order, (iii) state with specificity the nature of the objection and, if the objection pertains to the proposed Cure Payment, the correct Cure Payment alleged by the objecting counterparty, together with any applicable and appropriate documentation in support thereof, and (iv) be filed with the Court and served upon, so as to be actually received by, counsel to the Debtors and counsel to the Stalking Horse Bidder. If the parties cannot agree on a resolution, the Debtors will seek an expedited hearing before the Court to determine the Cure Payment and approve the assumption and assignment to Purchaser. If there is no objection prior to the applicable objection deadline, then the counterparties will be deemed to have consented to the assumption and assignment to Purchaser and the Cure Payment, and such assumption and assignment to Purchaser and the Cure Payment shall be deemed approved by this Sale Order without further order of this Court.

W.                                 The (i) transfer of the Acquired Assets to the Purchaser and (ii) assignment to the Purchaser of the Assigned Contracts, will not subject the Purchaser or any of its affiliates or designees to any liability whatsoever that arises prior to the Closing or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable law, any theory of antitrust, successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise.

Prompt Consummation

X.                                    Based on the record of the Sale Hearing, and for the reasons stated on the record at the Sale Hearing, the sale of the Acquired Assets must be approved and consummated promptly to preserve the value of the Acquired Assets. Time, therefore, is of the essence in effectuating the Purchase Agreement. As such, the Debtors and the Purchaser intend to close the sale of the Acquired Assets as soon as reasonably practicable. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the Purchase Agreement. Accordingly, there is sufficient cause to waive the stay provided in the Bankruptcy Rules 6004(h) and 6006(d).

NOW, THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1.                                      The Motion is GRANTED to the extent set forth herein.

2.                                      All objections to or reservation of rights with respect to the Motion or the relief requested therein that have not been withdrawn or resolved are overruled. All persons and entities who did not object or withdraw their objections to the Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code.

3.                                      The Purchase Agreement and the other Transaction Documents, and all terms and conditions thereof, are hereby approved.

Transfer of the Acquired Assets as set forth in the Purchase Agreement

4.                                      The Debtors are authorized and directed to (a) take any and all actions necessary or appropriate to perform, consummate, implement, and close the Sale in accordance with the terms and conditions set forth in the Transaction Documents and this Sale Order, (b) assume and assign any and all Assigned Contracts, and (c) take all further actions and execute and deliver the Transaction Documents and any and all additional instruments and documents that may be necessary or appropriate to implement the Purchase Agreement and the other Transaction Documents and consummate the Sale in accordance with the terms thereof, all without further order of the Court.

5.                                      The Purchaser is not acquiring any of the Excluded Assets or assuming any of the Excluded Liabilities (as defined in the Purchase Agreement).

6.                                      All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with, or which would be inconsistent with, the ability of the Debtors to transfer the Acquired Assets to the Purchaser (or its designee) in accordance with the Purchase Agreement, the other Transaction Documents and this Sale Order.

7.                                      At Closing, all of the Debtors’ right, title, and interest in and to, and possession of, the Acquired Assets shall be immediately vested in the Purchaser (or its designee) pursuant to sections 105(a), 363(b), 363(f), and 365 of the Bankruptcy Code. Such transfer shall constitute a legal, valid, enforceable, and effective transfer of the Acquired Assets. All persons or entities, presently, or at or after the Closing, in possession of some or all of the Acquired Assets, are directed to surrender possession of any and all portions of the Acquired Assets to the Purchaser

(or its designee) or its respective designees on the Closing or at such time thereafter as the Purchaser (or its designee) may request.

8.                                      This Sale Order (a) shall be effective as a determination that, as of the Closing, (i) no claims other than the Assumed Liabilities will be assertable against any Purchaser Party or any of its respective assets, (ii) the Acquired Assets shall have been transferred to the Purchaser (or its designee) free and clear of all liens, claims, interests, and encumbrances, subject only to the Assumed Liabilities, and (iii) the conveyances described herein have been effected, and (b) is and shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks, or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement and the other Transaction Documents. The Acquired Assets are sold free and clear of any reclamation rights. All liens, claims, interests, and encumbrances on the Acquired Assets shall attach to the proceeds of the Sale ultimately attributable to the property against which such liens, claims, interests, and encumbrances applied or other specifically dedicated funds, in the same order of priority and with the same validity, force, and effect that such liens, claims, interests, and encumbrances applied prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable, or as otherwise provided herein. Immediately upon receipt by the Debtors, a portion of the net proceeds of the Sale shall be distributed by the Debtors to the DIP Loan Agent (as defined in the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 454] (the “Final DIP Order”)), on behalf of the DIP Secured Parties (as defined in the Final DIP Order), to satisfy in full the outstanding obligations under the DIP Facility (as defined in the Final DIP Order).

9.                                      Except as otherwise provided in the Purchase Agreement, all persons and entities (and their respective successors and assigns), including, but not limited to, all debt security holders, equity security holders, affiliates, governmental, tax, and regulatory authorities, lenders, customers, vendors, employees, trade creditors, litigation claimants, and other creditors holding claims arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, and the ownership, sale, or operation of the Acquired Assets prior to Closing or the transfer of the Acquired Assets to the Purchaser (or its designee), are hereby forever barred, estopped, and permanently enjoined from asserting such claims against any Purchaser Party and its property (including, without limitation, the Acquired Assets). Following the Closing, no holder of any claim or interest shall interfere with the Purchaser’s (or its designee’s) title to or use and enjoyment of the Acquired Assets based on or related to any such claim or interest, or based on any action the Debtor may take in their Chapter 11 cases.

10.                               If any person or entity that has filed financing statements, mortgages, mechanic’s claims, lis pendens, or other documents or agreements evidencing claims against the Debtors or in the Acquired Assets shall not have delivered to the Debtors prior to the Closing of the Sale, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, and/or releases of all liens, claims, interests, and encumbrances that the person or entity has with respect to the Debtors or the Acquired Assets or otherwise, then only with regard to the Acquired Assets that are purchased by the Purchaser (or its designee) pursuant to the Purchase Agreement and this Sale Order, (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Acquired Assets, (b) the Purchaser (or its designee) is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all liens, claims, interests, and encumbrances against the Purchaser Parties and the Acquired Assets, and (c) upon consummation of the Sale, the Purchaser (or its designee) may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction, and releases of all liens, claims, interests, and encumbrances that are extinguished or otherwise released pursuant to this Sale Order under section 363 of the Bankruptcy Code, and any other provisions of the Bankruptcy Code, with respect to the Acquired Assets. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office. Notwithstanding the foregoing, the provisions of this Sale Order authorizing the Sale and assignment of the Acquired Assets free and clear of liens, claims, interests, and encumbrances shall be self-executing and neither the Debtors nor the Purchaser (or its designee) shall be required to execute or file releases, termination statements, assignments, consents, or other instruments to effectuate, consummate, and implement the provisions of this Sale Order.

11.                               Subject to the limitations set forth in section 503(c)(2)(B), the Debtors are authorized to pay severance obligations to their employees in accordance with the terms and conditions of their Severance Plan and the Stalking Horse Agreement, up to the amount of $14,450,000 in the aggregate.

No Successor or Transferee Liability

12.                               No Purchaser Party shall be deemed, as a result of any action taken in connection with the Purchase Agreement, the consummation of the Sale contemplated by the Purchase Agreement, or the transfer, operation, or use of the Acquired Assets to (a) be a legal successor, or otherwise be deemed a successor to the Debtors (other than, for the Purchaser, with respect to any Assumed Liabilities arising after the Closing), (b) have, de facto or otherwise, merged with or into the Debtors, or (c) be an alter ego or a mere continuation or substantial continuation of the Debtors or the enterprise of the Debtors including, without limitation, within the meaning of any foreign, federal, state, or local revenue law, pension law, the Employee Retirement Income Security Act of 1974 (“ERISA”), tax law, labor law, products liability law, employment law, environmental law, or other law, rule, or regulation (including, without limitation, filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule, or regulation.

13.                               Immediately prior to the Closing, the Purchaser was not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors or controlling stockholders existed between the Purchaser and the Debtors.

14.                               Other than as expressly set forth in the Purchase Agreement, no Purchaser Party shall have any responsibility for (a) any liability or other obligation of the Debtors or related to the Acquired Assets or (b) any claims against the Debtors or any of their predecessors or affiliates. Except as expressly provided in the Purchase Agreement with respect to the Purchaser, no Purchaser Party shall have any liability whatsoever with respect to the Debtors’ (or their predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or their predecessors’ or affiliates’) obligations (as defined herein, “Successor or Transferee Liability”) based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, environmental, successor, or transferee liability, de facto merger or substantial continuity, labor and employment or products liability, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including, without limitation, liabilities on account of (a) any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the Acquired Assets or the Assumed Liabilities prior to the Closing or in respect of pre-Closing periods or (b) any plan, agreement, practice, policy, or program, whether written or unwritten, providing for pension, retirement, health, welfare, compensation, or other employee benefits which is or has been sponsored, maintained, or contributed to by any Debtor or with respect to which any Debtor has any liability, whether or not contingent, including, without limitation, any “multiemployer plan” (as defined in Section 3(37) of ERISA) or “pension plan” (as defined in Section 3(2) of ERISA) to which any Debtor has at any time contributed, or had any obligation to contribute. Except to the extent expressly included in the Assumed Liabilities with respect to the Purchaser or as otherwise expressly set forth in the Purchase Agreement, no Purchaser Party shall have any liability or obligation under any applicable law, including, without limitation, (a) the WARN Act, 29 U.S.C. §§ 2101 et seq., (b) the Comprehensive Environmental Response Compensation and Liability Act, (c) the Age Discrimination and Employment Act of 1967 (as amended), (d) the Federal Rehabilitation Act of

1973 (as amended), (e) the National Labor Relations Act, 29 U.S.C. §§ 151 et seq., or (f) any foreign, federal, state, or local labor, employment or environmental law, by virtue of the Purchaser’s purchase of the Acquired Assets, assumption of the Assumed Liabilities, or hiring of certain employees of the Debtors pursuant to the terms of the Purchase Agreement. Without limiting the foregoing, no Purchaser Party shall have any liability or obligation with respect to any environmental liabilities of the Debtors or any environmental liabilities associated with the Acquired Assets except to the extent they are Assumed Liabilities set forth in the Purchase Agreement.

15.                               Effective upon the Closing, all persons and entities are forever prohibited and enjoined from commencing or continuing in any matter any action or other proceeding, whether in law or equity, in any judicial, administrative, arbitral, or other proceeding against any Purchaser Party or their respective assets (including, without limitation, the Acquired Assets), with respect to any (a) claim in these Chapter 11 cases or in connection with or related to the Sale or the Debtors or (b) Successor or Transferee Liability including, without limitation, the following actions with respect to clauses (a) and (b): (i) commencing or continuing any action or other proceeding pending or threatened; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any lien, claim, interest, or encumbrance; (iv) asserting any setoff, right of subrogation, or recoupment of any kind; (v) commencing or continuing any action, in any manner or place, that does not comply with, or is inconsistent with, the provisions of this Sale Order or other orders of this Court, or the agreements or actions contemplated or taken in respect hereof; or (vi) revoking, terminating, failing, or refusing to renew any license, permit, or authorization to operate any business in connection with the Acquired Assets or conduct any of the businesses operated with respect to such assets.

Good Faith of Purchaser

16.                               The Sale contemplated by the Purchase Agreement is undertaken by the Purchaser and BH without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale (including, without limitation, the assumption and assignment of the Assigned Contracts), unless such authorization and consummation of such Sale are duly and properly stayed pending such appeal.

17.                               Neither the Debtors nor the Purchaser or BH have engaged in any action or inaction that would cause or permit the Sale to be avoided or costs or damages to be imposed under section 363(n) of the Bankruptcy Code. The consideration provided by the Purchaser for the Acquired Assets under the Purchase Agreement is fair and reasonable and the Sale may not be avoided, and costs and damages may not be imposed, under section 363(n) of the Bankruptcy Code.

Assumption and Assignment of Assigned Contracts

18.                               The Debtors are authorized and directed at the Closing to assume and assign each of the Assigned Contracts to the Purchaser (or its designee) pursuant to sections 105(a) and 365 of the Bankruptcy Code and to execute and deliver to the Purchaser (or its designee) such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts to the Purchaser (or its designee). The payment of the applicable Cure Payments (if any) shall (a) effect a cure of all defaults existing thereunder as of the Closing and (b) compensate for any actual pecuniary loss to such counterparty resulting from such default.

19.                               Pursuant to section 365(f) of the Bankruptcy Code, subject to the payment of the applicable Cure Payments, the Assigned Contracts to be assumed and assigned under the Purchase Agreement shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Purchaser (or its designee) notwithstanding any provision in the contracts or other restrictions prohibiting their assignment or transfer. Any provisions in any Assigned Contract that prohibit or condition the assignment of such Assigned Contract to the Purchaser (or its designee) or allow the counterparty to such Assigned Contract to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon the assignment of such Assigned Contract to the Purchaser (or its designee), constitute unenforceable anti-assignment provisions that are void and of no force and effect. All other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to the Purchaser (or its designee) of the Assigned Contracts have been satisfied. Upon the Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, the Purchaser (or its designee) shall be fully and irrevocably vested with all right, title, and interest of the Debtors under the Assigned Contracts, and such Assigned Contracts shall remain in full force and effect for the benefit of the Purchaser (or its designee). Each counterparty to the Assigned Contracts shall be forever barred, estopped, and permanently enjoined from (a) asserting against the Debtors or any Purchaser Party or their respective property any assignment fee, acceleration, default, breach, or claim or pecuniary loss, or condition to assignment existing, arising, or accruing as of the Closing or arising by reason of the Closing, including, without limitation, any breach related to or arising out of change-in-control provisions in such Assigned Contracts, or any purported written or oral modification to the Assigned Contracts and (b) asserting against any Purchaser Party (or its respective property, including, without limitation, the Acquired Assets) any claim, counterclaim, defense, breach, condition, or setoff asserted, or assertable against, the Debtors existing as of the Closing or arising by reason of the Closing except for the Assumed Liabilities.

20.                               Upon the Closing and the payment of the relevant Cure Payments, if any, the Purchaser (or its designee) shall be deemed to be substituted for the Debtors as a party to the applicable Assigned Contracts and the Debtors shall be released, pursuant to section 365(k) of the Bankruptcy Code, from any liability under the Assigned Contracts. There shall be no rent accelerations, assignment fees, increases, or any other fees charged to the Purchaser (or its designee) or the Debtors as a result of the assumption and assignment of the Assigned Contracts. The failure of the Debtors or the Purchaser (or its designee) to enforce at any time one or more terms or conditions of any Assigned Contract shall not be a waiver of such terms or conditions or of the right of the Debtors or the Purchaser (or its designee), as the case may be, to enforce every term and condition of such Assigned Contract. The validity of the assumption and assignment of any Assigned Contract to the Purchaser (or its designee) shall not be affected by any existing dispute between the Debtors and any counterparty to such Assigned Contract. Any party that may have had the right to consent to the assignment of any Assigned Contract is deemed to have consented for the purposes of section 365(e)(2)(A) of the Bankruptcy Code.

21.                               All defaults or other obligations of the Debtors under the Assigned Contracts arising or accruing after the Sale Objection Deadline and prior to the Closing (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured on the Closing, or as soon thereafter as reasonably practicable.

22.                               The assignments of each of the Assigned Contracts are made in good faith under sections 363(b) and (m) of the Bankruptcy Code.

Resolution of Certain Objections

23.                               Notwithstanding anything to the contrary herein or in the Purchase Agreement, Purchaser will honor and satisfy in the ordinary course of business all rebates, return obligations, coupon programs, chargebacks, and/or credits or other obligations, as set forth in the Debtors’ Motion for Entry of Interim and Final Orders Authorizing Debtors To Honor Certain Prepetition Obligations to Customer and To Continue Customer Programs [Docket No. 12] (the “Customer Programs Motion”) (the “Wholesaler Obligations”), arising after Closing under a contract (each, a “Wholesaler Contract”) between the Sellers and each of AmerisourceBergen Drug Corporation and its affiliates (“ABDC”), Cardinal Health and its affiliates (“Cardinal”), and McKesson Corporation and its affiliates (“McKesson,” together with ABDC and Cardinal, the “Wholesalers”).  For purposes of this provision, the Wholesaler Obligations are deemed to have arisen when the obligation becomes reasonably known to the respective Wholesaler and presented to Purchaser regardless of when the related product was purchased by the respective Wholesaler and regardless of whether or not the applicable Wholesaler Contract has been assumed by Purchaser.  The Purchaser’s acquisition of accounts receivable owed to the Sellers by the Wholesalers shall not be deemed to impair any right of the applicable Wholesaler to set off against or recoup from accounts receivable acquired by the Purchaser with respect to the applicable Wholesaler any obligations owed to the applicable Wholesaler to the extent permitted by section 553 of the Bankruptcy Code, any other provision of the Bankruptcy Code, or other applicable law.

24.                               For the avoidance of doubt, none of the insurance policies or any related agreements (collectively, the “Chubb Insurance Contracts”) issued at any time by any of ACE

American Insurance Company, Federal Insurance Company, Great Northern Insurance Company, or their respective affiliates or successors, or any rights under the Chubb Insurance Contracts shall be Acquired Assets or Assumed Contracts pursuant to the Sale, or otherwise transferred to the Successful Bidder (and for the avoidance of doubt, any liabilities or obligations thereunder shall be deemed Excluded Liabilities), and nothing shall alter, modify or otherwise amend the terms or conditions of the Chubb Insurance Contracts.

25.                               Until the entry of a final order of judgment or settlement with respect to all defendants in the litigation captioned as In re Synergy Pharmaceuticals, Inc. Securities Litigation, Case No. 18-cv-00873-AMD-VMS (the “Securities Litigation”), the Debtors (before the Closing Date), the Purchaser and any other transferee of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object relevant for discovery purposes (consistent with Fed. R. Civ. P. 26(b)(1) and related law) in the Securities Litigation, wherever stored (collectively, the “Relevant Books and Records”) shall preserve and maintain the Relevant Books and Records. For the avoidance of doubt, the Purchaser will only preserve and maintain Relevant Books and Records that are Acquired Assets (as defined in the Purchase Agreement); provided, however, that the Purchaser will not be obligated to preserve and maintain any Relevant Books and Records for which the Purchaser offered custody to the Debtors or any applicable transferee of the Debtors; provided further, however, that the Debtors or such applicable transferee shall accept custody of such Relevant Books and Records if and when offered by the Purchaser, subject to the right of the Debtors or such applicable transferee to move, upon notice to the lead plaintiffs in the Securities Litigation and a hearing, for authorization to abandon the same, and the Debtors or such transferee, as applicable, shall not abandon or otherwise dispose of any Relevant Books and Records unless and until authorized by a final and non-appealable court order.

26.                               The Debtors and the Purchaser acknowledge and agree that (a) neither the Debtors nor the Purchaser intend for the Debtors to sell, assign, transfer, convey, disclose, or deliver possession of any Retained Books and Records that are subject to the Debtors’ attorney-client privilege or the work-product doctrine (the “Privileged Retained Books and Records”); (b) any such sale, assignment, transfer, conveyance, disclosure, or delivery is entirely inadvertent and unintentional and shall neither be construed as, nor constitute, a waiver, modification, limitation, or impairment of the privileged or protected nature of the Privileged Retained Books and Records; and (c) any Privileged Retained Books and Records inadvertently held by the Purchaser shall, at the request of the Debtors, be transferred to the Debtors in accordance with Section 5.4 of the Purchase Agreement.

Other Provisions

27.                               To the maximum extent permitted by applicable law, and in accordance with the Purchase Agreement, the Purchaser (or its designee) shall be authorized, as of the Closing, to operate under any license, permit, registration, and governmental authorization or approval (collectively, the “Licenses”) of the Debtors with respect to the Acquired Assets. To the extent the Purchaser (or its designee) cannot operate under any Licenses in accordance with the previous sentence, such Licenses shall be in effect while the Purchaser (or its designee), with assistance from the Debtors, works promptly and diligently to apply for and secure all necessary government approvals for new issuance of Licenses to the Purchaser (or its designee). The Debtors shall maintain the Licenses in good standing to the fullest extent allowed by applicable law for the Purchaser’s benefit until equivalent new Licenses are issued to the Purchaser (or its designee).

28.                               To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or License relating to the Acquired Assets sold, transferred, or conveyed to the Purchaser (or its designee) on account of the filing or pendency of these Chapter 11 cases or the consummation of the Sale contemplated by the Purchase Agreement.

29.                               Neither the Purchaser nor BH shall be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the Purchase Agreement or any other Sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence, provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

30.                               The terms and provisions of the Purchase Agreement, the other Transaction Documents and this Sale Order shall be binding in all respects upon the Debtors, their affiliates, their estates, all creditors of (whether known or unknown) and holders of equity interests in any Debtor, any holders of claims against or on all or any portion of the Acquired Assets, all counterparties to the Assigned Contracts, the Purchaser and BH, and all of their respective successors and assigns including, but not limited to, any subsequent trustee(s), examiner(s), or receiver(s) appointed in any of the Debtors’ Chapter 11 cases or upon conversion to Chapter 7 under the Bankruptcy Code, as to which trustee(s), examiner(s), or receiver(s) such terms and provisions likewise shall be binding. The Purchase Agreement shall not be subject to rejection or avoidance by the Debtors, their estates, their creditors, their shareholders, or any trustee(s), examiner(s), or receiver(s).

31.                               The terms and provisions of this Sale Order and any actions taken pursuant hereto shall survive entry of an order which may be entered: (a) confirming any chapter 11 plan in any of these Chapter 11 cases; (b) converting any of the Chapter 11 cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing any of the Chapter 11 cases; or (d) pursuant to which this Court abstains from hearing any of the Chapter 11 cases. The terms and provisions of this Sale Order, notwithstanding the entry of any such orders described in (a)—(d) above, shall continue in these Chapter 11 cases, or following dismissal of these Chapter 11 cases.

32.                               Each and every federal, state, and local governmental agency, department, or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

33.                               The Purchase Agreement and the Sale contemplated hereunder shall not be subject to any bulk sales laws or any similar law of any state or jurisdiction.

34.                               The Purchase Agreement may be modified, amended, or supplemented by the parties thereto in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not, based on the Debtors’ business judgment, and in consultation with the Consultation Parties, have a material adverse effect on the Debtors’ estates or their creditors. The Debtors shall provide the Consultation Parties with prior notice of any such modification, amendment, or supplement of the Purchase Agreement. For the avoidance of doubt, all other modifications, amendments, or supplements that have a material adverse effect on the Debtors’ estates or their creditors shall require Court approval.

35.                               For the avoidance of doubt, nothing herein shall modify, alter, impair, or otherwise affect any of the provisions of the Final DIP Order or the DIP Loan Documents (as

defined in the Final DIP Order), or the rights or remedies of the DIP Loan Agent or the DIP Loan Parties under the DIP Loan Documents except with respect to the Acquired Assets.

36.                               All time periods set forth in this Sale Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

37.                               Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7062, and 9014 or otherwise, the terms and conditions of this Sale Order shall be effective immediately upon entry and the Debtors, BH and the Purchaser are authorized to close the Sale immediately upon entry of this Sale Order.

38.                               To the extent there is any conflict between the terms of this Sale Order and the Purchase Agreement, the terms of this Sale Order shall control. Nothing contained in any chapter 11 plan hereinafter confirmed in these Chapter 11 cases or any order confirming such chapter 11 plan, or any other order of the Court, shall conflict with or derogate from the provisions of the Purchase Agreement or any other Transaction Document or the terms of this Sale Order.

39.                               The Court shall retain exclusive jurisdiction with respect to the terms and provisions of this Sale Order and the Purchase Agreement.

Dated:           New York, New York

                                            , 2019

HONORABLE JAMES L. GARRITY JR.
UNITED STATES BANKRUPTCY JUDGE